                                                                     EXHIBIT 3.1

                         Dated the 30th day of June 1999

                         A.S. WATSON & COMPANY, LIMITED
                                   as LANDLORD


                                       and


                          DISPOSABLE SOFT GOODS LIMITED
                                    as TENANT


             ____________________________________________________


                              SUB-TENANCY AGREEMENT


                                       of


                      UNIT C and UNIT D on FIFTEENTH FLOOR
                                       and
            ALL THAT Portion on SIXTEENTH FLOOR and SEVENTEENTH FLOOR
                                of WATSON CENTRE,
                       16-22 KUNG YIP STREET, KWAI CHUNG,
                      NEW TERRITORIES, HONG KONG erected on
                          KWAI CHUNG, TOWN LOT N0.258.

             ____________________________________________________

       Term               :        2 years commencing from 1/st/ July 1999
                                   to 30/th/ June 2001.
       Rent-Free Periods  :        One month from 1/st/ July 1999 to 31/st/ July
                                   1999 & One month from 1/st/ June 2001 to
                                   30/th/ June 2001.
       Rent               :        HK$283,592.00 per month, exclusive
       Management Fee     :        HK$54,212.00 per month, subject to review.
       Deposit            :        HK$675,608.00 (equivalent to two months' rent
                                   and management fee)

             ____________________________________________________

                          A.S. WATSON & CO., LIMITED.
                        Property Development Department

                                    SECTION I
                                    ---------

                                    AGREEMENT
                                    ---------


Parties         AN AGREEMENT made this      day of              ONE THOUSAND
                NINE HUNDRED AND NINETY NINE between the person or company detailed as the Landlord in Part I of the Schedule hereto (hereinafter called "the Landlord") of the one part and the person or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter called "the Tenant") of the other part.

                WHEREAS:-

Head Lease      By a Lease made on the 31/st/ day of May 1996 between LYNNORE
                LTD. as Landlord of the one part and the Landlord as Tenant of the other part (the "Head Lease") ALL THAT Building erected at
                16-22 Kung Yip Street registered at the Land Registry as Lot No.
                258 (the "Property") was let by the said Lynnore Ltd. to the Landlord for a term of six years commencing from 1/st/ June 1996 subject to the covenants and conditions therein mentioned.

                The Landlord is desirous of entering into a sub-tenancy agreement with the Tenant over a portion of the Property the particulars of which are set out in the schedule hereto in manner hereinafter appearing.

                WHEREBY IT IS AGREED as follows:

Premises The Landlord as principal tenant shall let and the Tenant as sub-tenant shall take ALL THOSE the premises (hereinafter referred to as "the PREMISES") forming part of all that building ("hereinafter referred to as "the Building") and more particularly described and set out in Part II of the Schedule attached hereto Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use and together with the right in common with others having the like right to use the lift service in the building (whenever the same shall be operating) for the term set forth in Part III of the Schedule hereto YIELDING AND PAYING therefor throughout the said term the rent as are set out in Part IV of the Schedule hereto which sums shall be
Term payable exclusive of other charges payable under Section II in advance without any deductions on the first day of each calendar month of first and last of such payments to be apportioned
Rent according to the number of days in the month included in the said term.

User Subject as hereinafter mentioned the Tenant agrees not to use the Premises for any purpose other than for godown, workshop and ancillary office purpose only.

Subletting      The Tenant acknowledges that this Agreement is made subject to the Head Lease and hereby undertakes with the Landlord that the Tenant will duly observe and perform all the covenants terms and conditions in the Head Lease and all the obligations of the Landlord therein referred to as "the Tenant" so far as they relate to the Premises and are not hereby expressly assured by the Landlord, and will give to the Landlord a full and sufficient indemnity in respect of any claim made against the Landlord arising from the Tenant's failure or non-performance or non-observance of the covenants terms and provisions thereof.

                The subletting is subject to the observance and performance by the Tenant herein of all such obligations and restrictions on the part of the Landlord as are contained in the Head Lease (other than the payment of rent therein mentioned) in so far as the same are applicable to the Premises hereby sublet.

                                  SECTION II
                                  ----------

                            RENT AND OTHER CHARGES
                            ----------------------

                The Tenant agrees with the Landlord as follows:-

Rent            1.(a)  To pay on the days and in the manner hereinbefore
                       provided:-

                       (i) the said rent as set forth in Part IV of the Schedule.

Maintenance            (ii)  the maintenance charges (if any),
Charges

Cleaning               (iii) the cleaning charges (if any),
Charges

Management      1.(b)  To pay on the days and in manner hereinbefore provided
Fees                   the management fees as set forth in Part V of the
                       Schedule hereto ("the management fees") provided always that if at any time during the said term the cost and expenses to the Landlord of providing the services the subject of the management fees shall have risen the Landlord shall be entitled from time to time to serve a notice in writing upon the Tenant (accompanied by an explanatory memorandum setting out details of such increased cost) increasing the management fees at the relevant time payable as set out in Part V of the Schedule hereto by an amount equivalent to the increased cost to the Landlord of providing such services and thereafter such increased charge provided for herein and in the Schedule. The management fees shall not include any sums expended in the repair or decoration of the exterior or structure of the Building or the main pipes drains and cables therein.

Rates           2.     To pay and discharge all rates taxes assessments duties
                       impositions charges and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority
                       (Government Rent and Property Tax alone excepted).
                       Without prejudice to the generality of this Clause the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Hong Kong Government and in the event of the Premises not yet having been assessed to rates the Tenant shall pay to the Landlord a sum equal to the rates which would be charged by the Hong Kong Government on the basis of a rateable value equal to twelve months' rent payable by the Tenant on account of the Tenant's liability under this clause.

Utilities       3.     To pay and discharge all deposits and charges in respect
                       of gas water deposits electricity air conditioning and telephone as may be shown by or operated from the Tenant's own metered supplies or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

                                  SECTION III
                                  -----------

                             TENANT'S OBLIGATIONS
                             --------------------

Compliance      1.     To obey observe and comply with and to indemnify the
with                   Landlord against the breach of all ordinances
Ordinances             regulations bye-laws rules and requirements of any
                       Governmental or other competent authority relating to the use and occupation of the Premises or any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant of any employee agent or licensee of the Tenant and without prejudice to the foregoing to obtain any approval licence or permit required by any Governmental or other competent authority in connection with the Tenant's use and occupation of the Premises prior to the commencement of the Tenant's business and to indemnify the Landlord against the consequences of a breach of this provision.

                2.     To fit out the interior of the Premises in accordance
Fitting out            with such plans and specifications as shall have been
                       first submitted to and approved by the Landlord in writing in a good and proper workmanlike fashion and safety and in all respects in a style and manner appropriate to a first class industrial building and so to maintain the same throughout the said term in good condition and repair to the satisfaction of Landlord.

                3.     To keep all the interior of the Premises including the
Good Repair            flooring and interior plaster or other finishing material
of Interior            or rendering to the walls floors and ceilings and the
                       Landlord's fixtures and fittings therein including all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus and ducting in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time maintain the same at the expenses of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

                4.     To pay to or reimburse the Landlord cost of replacing any
Replacement            reflective film (if any) which is damaged and all broken
of Windows             or damaged windows whether the same be broken or damaged
                       by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Repair of       5.     To repair or replace if so required by the appropriate
Electrical             company or authority by duly authorised contractor
Installation           statutory undertake or authority as the case may be under
                       the terms of the Electricity Supply Ordinance (Cap. 8) or any statutory modification or re-enactment thereof or any Orders in Council or regulations made thereunder all the electrical wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.

Good Repair     6.     At the expense of the Tenant to maintain all toilets and
of Toilets and         water apparatus as are located within the Premises (or
Waters                 elsewhere if used exclusively by the Tenant its employees
Apparatus              invitees and licensees) in good clean and tenantable
                       state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the Regulations of the Public
                       Health or other Government Authority concerned.

Cleaning of     7.     To pay on demand to the Landlord the cost incurred by the
Drains                 Landlord in cleaning and clearing any of the drains
                       choked or stopped up owing to the improper or careless use by the Tenant or its employees invitees or licensees.

Indemnify       8.     To be wholly responsible for any damage or injury caused
against Loss/          to any person whomsoever directly or indirectly through
Damage from            through the defective or damaged condition of any part
Interior Defects       of the interior of the Premises or in any way owing to
                       the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or contractors and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto and to effect adequate insurance cover in respect of such risks with such company as the Landlord may at its sole discretion nominate.

                       The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

Protection      9.     To take all reasonable precautions to protect the
from Typhoon           interior of the Premises from storm or typhoon damage.

To permit       10.    To permit the Landlord its agents and all persons
Landlord to            authorised by it with or without workmen or others and
enter and view         with or without appliances at all reasonable times to
                       enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be.

To execute      11.    To make good all defects and wants of repair to the
repairs on             Premises for which the Tenant may be liable within the
receipt of             period of one month from the receipt of written notice
notice                 from the Landlord to amend and make good the same and if
                       the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and in such case the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Inform          12.    To give notice to the Landlord or its agent of any damage
Landlord of            that may be suffered to the Premises and of accident to
Damage                 or defects in the water and gas pipes electrical wiring
                       or fittings fixtures or other facilities provided by the Landlord.

Refuse and      13.    To be responsible for the removal of refuse and garbage
Garbage                from the Premises to such location as shall be specified
Removal                by the Landlord from time to time. In the event of the
                       Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant.

Installation    14.    The Tenant shall make its own arrangements with the Tele-
of Telephone/          communications companies in Hong Kong with regard to the
Cables                 installation of telephones in the Premises but the
                       installation of telephone lines outside the Premises must be in accordance with the Landlord's directions.

Observe and     15.    To be bound by and to be observed and perform all the
Perform                terms conditions stipulations and covenants contained in
Covenant in the        the Crown Lease and the Deed of Mutual Covenant relating
Crown Lease            to the Building. To obey and comply with such Building
and Deed of            Rules and House Rules as may from time to time be made
Mutual                 or adopted by the Landlord or the Manager of the Building
Covenant               in accordance with any Deed of Mutual Covenant and/or by
                       the Management Committee of the Incorporated Owners of the Building and/or any Management Agreement is relation to the management of the Building.

Contractors     16.    To be liable for any act default negligence or omission
Employees              of the Tenant's contractor employees invitees or
Invitees and           licensees as if it were the act default negligence or
Licensees              omission of the Tenant and to indemnify the Landlord
                       against all costs claims demands expenses or liability to any third party in connection therewith.

                17.    To yield up the Premises with all fixtures fittings and
                       additions therein and thereto at the expiration or
Yield up               sooner determination of this Agreement in good clean and
Premises               tenantable repair and condition in accordance with the
and Handover           stipulations hereinbefore contained provided that where
                       the Tenant has made any alterations installation fixtures fittings partitioning or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion require the Tenant to reinstate remove dismantle or do away with such alterations installation fixtures fittings partitioning or additions or any part or portion thereof and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fitting therein as a result thereof before delivering up the Premises to the Landlord.

                18.    Not to use the Premises for any purpose other than that
User                   set out in Section I.
Restriction

                                  SECTION IV
                                  ----------

                             LANDLORD'S OBLIGATIONS
                             ----------------------

                The Landlord agrees with the Tenant as follows:-

Quiet           1.     To permit the Tenant (duly paying the rent and other
Enjoyment              charges payable under Section II hereby agreed to be paid
                       on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

Roof and        2.     To maintain and keep main drains water pipes main walls
Main                   and exterior window frames of the Building (except in so
Structure              far as the same are within the responsibility of the
                       Tenant hereunder) in a proper state of repair and condition provided that Landlord shall not be liable for breach of this clause (so far as it relates to the Premises) unless and until written notice of any defect or want of repair has been given to the Landlord by the Tenant and the Landlord has failed to take reasonable steps to repair or remedy the same.

                                   SECTION V
                                   ---------

                         RESTRICTIONS AND PROHIBITIONS
                         -----------------------------

                  The Tenant hereby agrees with the Landlord as follows:-

Installation      1(a)    Not to make or permit or suffer to be made any
and Alterations           alterations in or additions to the Premises or to the
                          electrical wiring installation air-conditioning ducting (if any) lighting fixtures or other Landlord's fixtures or to install any plant apparatus or machinery therein without first having obtained the written consent of the Landlord therefor.

                   (b) Not to place on any part of the Premises object of any kind of the weight of which is in excess of the floor loading of the Premises.

                   (c) Not to erect install or alter any partitioning of any kind in the Premises or any part thereof without having obtained the Landlord's prior written approval. Any such partitioning or alteration thereof approved by the Landlord shall be constructed or made at such position and with such material and in accordance with such other requirement (if any) as shall be directed or approved by the Landlord. All fees and expenses incurred by the Landlord in obtaining the approval of the Landlord's architects or consultants on the location of such partitioning or alteration shall be borne by the Tenant including the costs and expenses of the removal or alteration of the fixtures and fittings of the Landlord as may be required by the Landlord and payment therefor to the Landlord as may be imposed as a pre-requisite of the Tenant receiving such permission.

Injury to         2.      Not to cut maim or injure or permit or suffer to be
Main Walls                cut maimed or injured any doors windows walls beams
                          structural members or other part of the fabric of the Premises.

                  3.      Save as provided in Clause 7 of Section V hereof not
Alteration                to affix anything or paint or make any alteration
to Exterior               whatsoever to the exterior of the Premises.

Obstructions      4.      Subject to Clause 6 of Section III hereof not to block
to Outside                up darken or obstruct or obscure any of the windows or
Windows                   lights belonging to Premises without having obtained
                          the previous written consent of the Landlord. The
                          Landlord may in giving such consent impose such condition as it shall consider fit for the purpose of maintaining the desired appearance of the building's facade.

Noise             5.      Not to cause or produce or suffer or permit to be
                          produced on or in the Premises any sound or noise which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises.

Signs             6.      Not without the prior written approval of the Landlord
                          to exhibit or display within or on the exterior of the Premises any writing sign signboards or other device whether illuminated or not which may be visible from outside the Premises nor to affix any writing signs signboards or other device in at or above any common area lobby landing or corridor of the Building.

Auction &         7.      Not to conduct or permit to be taken place any auction
Sale                      fire bankruptcy close out or similar sales of things
                          or properties of any kind on the Premises.

Illegal or        8.      Not to use or cause permit or suffer to be used any
Immoral Use               part of the Premises for gambling or for any illegal
                          immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the Tenants or occupiers of adjacent or neighbouring premises.

                  9.      Not to use the Premises or any part thereof as
Sleeping or               sleeping quarters or as domestic premises within the
Domestic Use              meaning of any ordinance for the time being in force
                          or to allow any person to remain on the Premises overnight unless with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

Obstructions      10.     Not to place or leave or suffer or permit to be placed
in Passages               or left by any contractor employee invitee or licensee
                          of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases car park area loading bay passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same.

Preparation       11.     Not to prepare or permit or suffer to be prepared any
of food and               food in the Premises or to cause or permit any
Prevention of             offensive or unusual odours to be produced upon or
Odours                    emanate from the Premises.

Animals           12.     Not to keep or permit or suffer to be kept any animals
Pets and                  or pets inside the Premises and to take all such steps
Infestation               and precautions to the satisfaction of the Landlord to
                          prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenants cost such pest examination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

Subletting,       13.     Not to assign sublet or otherwise part with the
and Assigning             possession of the Premises or any part thereof in any
                          way whether by way of sub letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause :-

                          (i) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partners or otherwise.

                          (ii) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

                          (iii) In the case of a tenant which is a corporation
                                any takeover reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

                          (iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

                          (v) The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

Breach of         14.     Not to cause or suffer or permit to be done any act or
Insurance                 thing whereby the policy or policies of insurance on
Policy                    the Premises against damage by fire or liability to
                          third parties for the time being subsisting may become void or voidable or whereby the rate or premium or premiums thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

                                  SECTION VI
                                  ----------

                                  EXCLUSIONS
                                  ----------

                  IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

Lift, Air-        1.      In respect of any loss or damage to person or property
conditioning,             sustained by the Tenant or any other person caused by
Utilities                 or through or in any way owing to any defect in or
                          breakdown of the lifts air-conditioning system electric power or any other building service provided in Building, or

Fire and          2.      In respect of any loss or damage to person or property
overflow                  sustained by the Tenant or any other person caused by
                          or through in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

Security          3.      For the security of safekeeping of the Premises or any
                          contents therein and in particular but without prejudice to the generality of the foregoing the provision by the landlord of watchmen and caretakers shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenants, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

                                  SECTION VII
                                  -----------

                               ABATEMENT OF RENT
                               -----------------

Suspension of     If the Premises or the Building or any part thereof shall at
rent in case      any time during the tenancy be destroyed or damaged or become
of fire, etc.     inaccessible owing to fire water storm typhoon defective
                  construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for industrial use or inaccessible and the policy or policies of insurance effected by the landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the Premises or Building shall again be rendered accessible and fit for industrial use provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for industrial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                 SECTION VIII
                                 ------------

                                    DEFAULT
                                    -------

                  It is hereby expressly agreed and declared as follows:-

Default           1.     If the rent and other moneys (if any) payable under
                         Section II or any part thereof shall be in arrears for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

Acceptance        2.     The acceptance of any rent by the Landlord hereunder
of Rent                  shall not be deemed to operate as a waiver by the
                         Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Acts of           3.     For the purpose of these presents any act default
Employees                neglect or omission of any guest visitor servant
Invitees and             contractor employee agent invitee or licensee of the
Licensees                Tenant shall be deemed to be the act default neglect
                         or omission of the Tenant.


Distraint         4.     For the purpose of Part III of the Landlord and Tenant
                         (Consolidation) Ordinance (Cap.7) and of these presents the rent payable in respect of the Premises shall be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

Interest, etc.    5.     Notwithstanding anything hereinbefore contained if the
                         Tenant shall fail to pay the rent and/or other moneys payable under this Agreement or any part thereof on due date the Landlord shall be entitled to recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the rental in arrears and/or other moneys aforesaid unpaid or any part thereof:-

                         (i) a collection charge of such sum as the Landlord shall determine from time to time for the additional work incurred by the Landlord's staff in collecting the rent and/or other moneys aforesaid unpaid or any part thereof from the Tenant;

                         (ii) all Solicitors' and/or Counsels' fees (on a solicitors and own client basis) and court fees incurred by the Landlord for the purpose of recovering the rent and/or other moneys aforesaid unpaid or any part thereof from the Tenant;

                         (iii) any other fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the rent and/or other moneys aforesaid unpaid or any part thereof from the Tenant;

                         (iv) interest calculated at the rate of 2% per month or 3% over the Prime Rate of Hong Kong & Shanghai Banking Corporation whichever is the higher on the rent/or other moneys aforesaid unpaid or any part thereof from the date due for payment to the date of actual payment.

                                  SECTION IX
                                  ----------

                                    DEPOSIT
                                    -------

Deposit           1.     The Tenant shall on the signing hereof and at such
                         other times (if any) during the term of tenancy hereby created as are specified in Part IV of the Scheduled hereto deposit with the Landlord the sum or sums specified in Part VI of the Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations terms or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

                  2.     Subject as aforesaid the said deposit shall be refunded
Repayment                to the Tenant by the Landlord without interest within
of Deposit               thirty days after the expiration or sooner
                         determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

                                   SECTION X
                                   ---------

                       INTERPRETATION AND MISCELLANEOUS
                       --------------------------------

Marginal          1.     The Marginal Notes, Headings and Index are intended for
Notes,                   guidance only and do not form part of this Agreement
Headings and             nor shall any of the provisions of this Agreement be
Index                    construed or interpreted by reference thereto or in any
                         way affected or limited thereby.

Landlord and      2.     The Tenant hereby expressly agrees to deprive itself of
Tenant                   any and all rights to protection against eviction
Legislation              provided by any existing legislation or by any further
                         enactment in substitution or amendment thereof or addition thereto to the intent that the Tenant shall deliver up vacant possession of the Premises to the Landlord at the expiration or sooner determination of the tenancy hereby created.

Condonation       3.     No condoning, excusing or overlooking by the Landlord
Not a Waiver             of any default breach or non-observance or non-
                         performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach of non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future unless expressly so provided.

Letting Notice    4.     During the three months immediately before the
and Entry                expiration or sooner determination of the term of this
                         Agreement the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of three months.

Service of        5.     Any notice required to be served on the Tenant shall be
Notice                   sufficiently served if delivered to or despatched by
                         registered post or left at the Premises or at the last known address of the Tenant. A notice sent by registered post shall be deemed to be given at the time and date of posting.

Gender            6.     In this Agreement if the context permits or requires
                         words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them.

Stamp Duty        7.     The Stamp Duty on this Agreement and its counterpart
and Costs                shall be borne by the Landlord and the Tenant in equal
                         shares. Each party shall pay its own solicitors costs for the preparation or approval of this Agreement.

Re-               8.     It is hereby agreed and declared that if the owner of
development              the Building of which the Premises form part shall
                         enter into a contract for the sale of the Building or if the owner shall resolve to demolish and rebuild the Building or redevelop the lot on which the Building has been erected whether alone or in conjunction with the owners of any adjoining lot or lots (which intention to demolish and rebuild or redevelop shall be sufficiently evidenced by a copy of the resolution of its Directors certified to be a true and correct copy of its Secretary) then in any such event the Landlord shall be entitled to give six clear months' notice in writing at any time during the tenancy hereby created terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void and be of no effect but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out and the Tenant shall forthwith vacate the Premises.

                        THE SCHEDULE ABOVE REFERRED TO
                        ------------------------------

                                    PART I
                                    ------

LANDLORD A.S. WATSON & CO., LIMITED whose registered office is situate at 22/nd/ Floor, Hutchison House, Harcourt Road, Hong Kong.

                  DISPOSABLE SOFT GOODS LIMITED whose registered office is
TENANT situate at 17/th/ Floor, Watson Centre, 16-22 Kung Yip Street, Kwai Chung, N.T., Hong Kong.

                                    PART II
                                    -------

                  UNIT C and UNIT D on FIFTEENTH FLOOR and ALL THAT Portion on
PREMISES SIXTEENTH FLOOR and SEVENTEENTH FLOOR of WATSON CENTRE, Kung Yip Street, Kwai Chung, New Territories erected on KWAI CHUNG TOWN LOT N0.258.

                                   PART III
                                   --------

TERM              Two (2) Years commencing from 1/st/ July 1999 to 30/th/ June
                  2001.

                                    PART IV
                                    -------

                              PARTICULARS OF RENT

RENT HONG KONG DOLLARS TWO HUNDRED EIGHTY THREE THOUSAND FIVE HUNDRED AND NINETY TWO ONLY (HK$283,592.00) per calendar month (exclusive of government rates and management fee) to be paid on the first day of each and every calendar month without any deduction whatsoever.

RENT-FREE         The Tenant shall be entitled to two rent-free periods of one
PERIODS           (1) month each from 1/st/ July 1999 to 31/st/ July 1999 and
                  1/st/ June 2001 to 30/th/ June 2001. The Tenant is required to pay Government Rates, management fee and all other outgoings during the said two periods.

                                    PART V
                                    ------

MANAGEMENT        Subject always to Section II Clause 1(b), the management fee
FEES              shall be at the following rates:

                  HK$54,212.00 per calendar month to be paid on the first day of each and every calendar month without any deduction whatsoever.

                                    PART VI
                                    -------

DEPOSIT A total of HONG KONG DOLLARS SIX HUNDRED SEVENTY FIVE THOUSAND SIX HUNDRED AND EIGHT ONLY (HK$675,608.00) being two months' rent and management fee.

                                   PART VII
                                   --------

GOVERNMENT        Government Rates shall be solely borne by the Tenant.
RATES

As WITNESS the hands of the parties hereto the day and year first above written.

SIGNED BY                                 )    For and on behalf of
                                          )    A.S. WATSON & CO., LTD.
for and on behalf of the Landlord         )
                                          )
in the presence of:-                      )    /s/ Ian F. Wade
                                               ---------------------------------
                                               Ian F. Wade
                                               Group Managing Director

A.S. Watson & Co., Limited

/s/ Winnie Ng
-------------------------------------
       Winnie Ng (Mrs.)
          Manager
     Property Development

SIGNED BY                                 )    For and on behalf of
                                          )    DISPOSABLE SOFT GOODS LTD.
for and on behalf of the Tenant in        )
                                          )    /s/ _____________________________
the presence of:-                         )                Director



RECEIVED on or before the day and year    )
first above written of and from the       )
Tenant the deposit of HONG KONG DOLLARS   )
SIX HUNDRED SEVENTY FIVE THOUSAND SIX     )
HUNDRED AND EIGHT ONLY                    )    HK$675,608.00
                                          )    =============

                        [15th FLOOR PLAN APPEARS HERE]

                 [COPY OF 10TH -20TH FLOOR PLAN APPEARS HERE]